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                                                                    Exhibit 23.2

                                            June 22, 2001

Board of Directors
Peoples Federal Savings Bank
Second and Bridgeway Streets
Aurora, Indiana  47001

Members of the Board of Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion of Peoples Federal Savings Bank, Aurora, Indiana and any amendments thereto, and in the Form SB-2 Registration Statement for PFS Bancorp, Inc. and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of PFS Bancorp, Inc.


                                                        Sincerely,

                                                        RP FINANCIAL, LC.


                                                        /s/ Gregory E. Dunn

                                                        Gregory E. Dunn
                                                        Senior Vice President